UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2022, Celcuity Inc. (“Celcuity” or the “Company”) entered into The First Amendment (the “Amendment”) to its existing Loan and Security Agreement, dated April 8, 2021 (the “Loan Agreement”), with Innovatus Life Sciences Lending Fund I, LP, a Delaware limited partnership (“Innovatus”). The Loan Agreement, as amended by the Amendment (collectively, the “Amended Loan Agreement”) provides Celcuity with up to $75 million in term loans, a $50 million increase from the debt facility under the original Loan Agreement.

The Amended Loan Agreement provides for funding through up to five term loans. Funding of the first $15.0 million term loan occurred on April 8, 2021 in connection with entering into the original Loan Agreement. The Company will be eligible to draw on a second term loan of up to $20.0 million upon the closing of the Company’s $100 million private placement announced on May 16, 2022. The Company will be eligible to draw on a third term loan of up to $10.0 million upon the achievement of at least 50% of the targeted enrollment for the wild-type Study 1 Arm A and the Study 1 Arm C in the Company’s VIKTORIA-1 clinical trial. The Company will be eligible to draw on a fourth term loan of up to $20.0 million upon the achievement of (i) either (A) Study 1 Arm A (gedatolisib in combination with palbociclib and fulvestrant) or (B) Study 1 Arm B (gedatolisib in combination with fulvestrant) reports a statistically improvement in PFS (progression-free survival) relative to Study 1 Arm C (fulvestrant). The Company will be eligible to draw on a fifth term loan of up to $10.0 million upon the achievement of the Company submitting an NDA to the FDA for gedatolisib. Funding of these additional term loans is also subject to certain other conditions, and upon satisfaction of all applicable conditions, the Company can request funding of the second term loan no later than December 31, 2022, the third term loan from September 1, 2023 to April 1, 2024, the fourth term loan from August 1, 2024 to November 1, 2024, and the fifth term loan from November 1, 2024 to February 28, 2025.

The loans will mature on April 8, 2027, the sixth anniversary of the initial funding date, provided that the lender may accelerate and cause the loans to become immediately due and payable upon the occurrence of events of default as described in the Amended Loan Agreement. The term loans bear interest at a rate equal to the sum of the greater of (i) the prime rate or (ii) 3.25%, plus 5.70%. The Company has the option to prepay the loans at any time following August 9, 2023, the first anniversary of the Amendment date, with tiered prepayment fees ranging from 0.00 – 1.00% of the prepayment amount based on when the prepayments occur. Upon a change of control or event of default, mandatory prepayment will be required, and if such an event occurs prior to the first anniversary of the Amendment date, an additional prepayment fee of 3.0% applies. The Company is entitled to make interest only payments until May 1, 2025 or, if certain conditions are met, May 1, 2026. The Company has elected to make 4.95% of the interest rate as payable in-kind, which will accrue as principal monthly.

The Amended Loan Agreement includes certain other fees, such as a final fee of 4.5% of the funded loan amounts not converted into equity by the lender, which apply if prepayment, an event of default, or change of control occurs prior to August 9, 2025, the third anniversary of the Amendment date. Subject to certain other conditions, no final fee will be payable after August 9, 2025 if the terms loans are not prepaid prior thereto.

Under the Amended Loan Agreement, Innovatus has the right, at its election and until August 9, 2025, the third anniversary of the Amendment date, to convert up to $6.6 million of outstanding principal into Company common stock, assuming all term loans are funded (the “Conversion Rights”). These Conversion Rights include the right to convert up: (i) 20.00% of the outstanding principal amount of the initial term loan that funded April 8, 2021, and (ii) an additional 7.00% of the amount by which the aggregate principal amount of the other term loans that are funded exceed $35 million, provided that the aggregate outstanding principal amount of all term loans funded under the Amended Loan Agreement is at least $35 million. The number of shares of common stock issuable upon exercise of the Conversion Rights will be based upon a price of $10.00 per share.

The Amended Loan Agreement is secured by all assets of the Company. Proceeds will be used for working capital purposes and to fund the Company’s general business requirements. The Amended Loan Agreement contains customary representations and warranties and covenants, subject to customary carve outs, and includes financial covenants related to or based upon liquidity, trailing twelve months revenue and the funded loan amounts.

The description of the Loan Agreement, as amended by the Amendment, contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, which was included as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2021, and the Amendment, filed as exhibit 10.1 hereto, each of which are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On August 11, 2022, Celcuity issued a press release regarding the Company’s financial results for the second quarter ended June 30, 2022. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 2.02, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	The First Amendment to Loan and Security Agreement, dated August 9, 2022, by and among the Company and Innovatus Life Sciences Lending Fund I, LP

99.1	Press release dated August 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2022

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chairman and Chief Executive Officer

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